EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
AMG Oil Ltd.

We consent to the inclusion of our report dated December 4, 2007 with respect to the balance sheet of AMG Oil Ltd. as at September 30, 2007 and the related statements of operations, changes in stockholders’ equity and cash flows for the year ended September 30, 2007 and the cumulative totals for the development stage of operations and cash flows for the period from inception on February 20, 1997 to September 30, 2007 in the Registration Statement on Form S-4/A Amendment No. 2 and related prospectus of AMG Oil Ltd. to be filed with the United States Securities and Exchange Commission and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Smythe Ratcliffe LLP

Chartered Accountants
Vancouver, British Columbia, Canada

August 13, 2008

7th Floor, Marine Building	Fax:	604.688.4675
355 Burrard Street, Vancouver, BC	Telephone:	604.687.1231
Canada V6C 2G8	Web:	SmytheRatcliffe.com